EXHIBIT 10.69

SECOND AMENDMENT TO LETTER OF CREDIT FACILITY AGREEMENT
This Second Amendment to Letter of Credit Facility Agreement (this “Amendment”), is entered into as of December 19, 2012 (the “Amendment Effective Date”), by and among SunPower Corporation, a Delaware corporation (the “Company”), SunPower Corporation, Systems, a Delaware corporation (the “Subsidiary Applicant” and, together with the Company, the “Credit Parties” and individually, each a “Credit Party”), Total S.A., a société anonyme organized under the laws of the Republic of France (the “Parent Guarantor”), Deutsche Bank AG New York Branch, as issuing bank and as administrative agent for the Banks (as defined below) (in such capacity, the “Administrative Agent”), and the Required Banks (as defined below).
BACKGROUND
A.    The Credit Parties and the Parent Guarantor entered into that certain Letter of Credit Facility Agreement, dated as of August 9, 2011 (as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”), with the Administrative Agent and the several financial institutions from time to time a party thereto (the “Banks”). Each capitalized term used herein, that is not defined herein, shall have the meaning ascribed thereto in the Credit Agreement.
B.    The Credit Parties, Deutsche Bank AG New York Branch and Deutsche Bank Trust Company Americas entered into that certain Continuing Agreement for Standby Letters of Credit and Demand Guarantees, dated as of September 27, 2011, providing for the issuance of letters of credit or demand guarantees at the request of each Credit Party (each, a “CVSR LOC”).
C.    The Credit Parties have requested that the Administrative Agent, the Required Banks and the Parent Guarantor amend the Credit Agreement to revise the definition of “Permitted LOCs”.
D.    Although the Administrative Agent, the Parent Guarantor and those certain Banks defined as “Required Banks” under the Credit Agreement (the “Required Banks”) are under no obligation to do so, the Administrative Agent, the Parent Guarantor and the Required Banks are willing to amend the Credit Agreement in accordance with the terms, and subject to the conditions, set forth herein.
AGREEMENT
The parties to this Amendment, intending to be legally bound, hereby agree as follows pursuant to Section 8.01 of the Credit Agreement:
1.Incorporation of Recitals. Each of the above recitals is incorporated herein as true and correct and is relied upon by the Administrative Agent and each Required Bank in agreeing to the terms of this Amendment.

2.Amendment to Credit Agreement. The definition of “Permitted LOCs” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Permitted LOCs" means LOCs that are classified as a performance standby letters of credit by the Board of Governors of the Federal Reserve System or by the Office of the Comptroller of the Currency of the United States and constitute (a) performance guarantees (for a period of up to two (2) years after completion of the applicable project) and completion guarantees (until completion of the applicable project) of the Company or such Wholly-Owned Subsidiary with respect to engineering, procurement and construction services provided in connection with the Company's UPP and LComm businesses (including replacing Existing LOCs), (b) performance guarantees for engineered hardware packages not including engineering, procurement and construction services for UPP projects for a period of up to two (2) years after completion of the applicable project, (c) the Other Permitted Purposes for a period of up to two (2) years, (d) certain purchase, repayment and tax indemnity obligations of the Company or a Wholly-Owned Subsidiary existing as of the Closing Date supported by no more than three (3) LOCs (of which two (2) LOCs in an aggregate face amount of €10,675,609 relate to the Montalto Project and one (1) LOC in a face amount of $40,000,000 relates to the NorSun Supply Agreement) (which Existing LOCs will be replaced by LOCs issued under this Agreement), (e) for the period beginning on -the Amendment Effective Date and ending on January 1, 2015, CVSR LOCs in an aggregate face amount outstanding at any time not to exceed $224,359,381, and (f) the Existing LOCs; provided, that, notwithstanding anything to the contrary in this definition but subject to the other terms and conditions of this Agreement, the Company will be permitted to have LOCs outstanding at any one time until the Termination Date for the purposes described in clauses (a) and (b) above with an expiry of between two (2) and three (3) years from the date of issuance thereof and for an aggregate initial face amount of up to fifteen per cent (15%) of the then-applicable Maximum LOC.”
3.Confirmation of Guaranty. The Parent Guarantor ratifies and reaffirms its obligations under the Parent Guaranty and each and every term, condition, and provision of the Parent Guaranty. The Parent Guarantor further represents and warrants that it has no defenses or claims against the Administrative Agent or any Bank that would or might affect the enforceability of the Parent Guaranty and that the Parent Guaranty remains in full force and effect.

4.Ratification and Confirmation of Loan Documents. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or any other Loan Document, and shall not shall not operate as a waiver of any right, power, or remedy of the Administrative Agent or any Bank under the Credit Agreement or any other Loan Document. Except as expressly set forth herein, the Credit Agreement and all other instruments, documents and agreements entered into in connection with the Credit Agreement and each other Loan Document shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed by each Credit Party in all respects.

5.Representations and Warranties. The Parent Guarantor and each Credit Party hereby represents and warrants that:

a.    the representations and warranties contained in each Loan Document to which the Parent Guarantor or such Credit Party is a party are true and correct in all material respects on and as of the date hereof;
b.    no Block Notice is in effect; and
c.    no Event of Default, or event or condition that would constitute an Event of Default described in Section 6.01(a), Section 6.01(f), or Section 6.01(g) of the Credit Agreement but for the requirement that notice be given or time elapse or both, has occurred and is continuing or would result immediately after giving effect to this Amendment and the transactions contemplated hereby.

6.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail (in a pdf or similar file) shall be as effective as delivery of an original executed counterpart of this Amendment.
7.Effect on Loan Documents. From and after the Amendment Effective Date, all references in any Loan Document to the Credit Agreement or any other Loan Document shall be deemed to be references to the Credit Agreement or such other Loan Document as amended by this Amendment and as the same may be further amended, supplemented or otherwise modified from time to time. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement and the other Loan Documents.
8.Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
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IN WITNESS WHEREOF, the Company, the Subsidiary Applicant, the Parent Guarantor, the Administrative Agent and the Required Banks have caused this Amendment to be executed as of the date first written above.

The “Company” SUNPOWER CORPORATION
By:	/s/ Charles Boynton
Name:	Charles Boynton
Title:	Chief Financial officer

The “Subsidiary Applicant” SUNPOWER CORPORATION, SYSTEMS
By:	/s/ Charles Boynton
Name:	Charles Boynton
Title:	Chief Financial officer

The “Parent Guarantor” TOTAL, S.A.
By:	/s/ Patrick de la Chevardière
Name:	Patrick de la Chevardière
Title:	Chief Financial Officer

[Signature Page to Second Amendment to Letter of Credit Facility Agreement]

The “Administrative Agent”, the “Issuing Bank”, and a “Bank” DEUTSCHE BANK AG NEW YORK BRANCH, individually, as Administrative Agent, and as Issuing Bank
By:	/s/ Jack Leong
Name:	Jack Leong
Title:	Director

By:	/s/ Robert Lofaro
Name:	Robert Lofaro
Title:	Director

[Signature Page to Second Amendment to Letter of Credit Facility Agreement]

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Bank
By:	/s/ Rita Walz-Cuccioli
Name:	Rita Walz-Cuccioli
Title:	Executive Director Banco Santander, S.A., New York Branch

By:	/s/ Terence Corcoran
Name:	Terence Corcoran
Title:	Senior Vice President Banco Santader, S.A., New York Branch

[Signature Page to Second Amendment to Letter of Credit Facility Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Bank
By:	/s/ Page Dillehunt
Name:	Page Dillehunt
Title:	Managing Director

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

[Signature Page to Second Amendment to Letter of Credit Facility Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Bank
By:	/s/ Christopher M. Samms
Name:	Christopher M. Samms
Title:	Senior Vice President, #9426

[Signature Page to Second Amendment to Letter of Credit Facility Agreement]

LLOYDS TSB BANK PLC, as a Bank
By:	/s/ Stephen Giacolone
Name:	Stephen Giacolone
Title:	Assistant Vice Presdient - G011

By:	/s/ Dennis McClellan
Name:	Dennis McClellan
Title:	Assistant Vice President - M040

[Signature Page to Second Amendment to Letter of Credit Facility Agreement]

THE BANK OF TOKYO - MITSUBISHI UFJ, LTD, PARIS BRANCH, as a Bank
By:	/s/ Ko TAKIGAWA
Name:	Ko TAKIGAWA
Title:	General Manager

[Signature Page to Second Amendment to Letter of Credit Facility Agreement]